UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2015

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On August 20, 2015, the Board of Directors (the “Board”) of Sysco Corporation (the “Company”) increased the size of the Board from ten to twelve directors and elected Nelson Peltz and Joshua D. Frank to fill the resulting vacancies, effective August 21, 2015, pursuant to arrangements in which Mr. Peltz and Mr. Frank will also be nominated by the Company for election to the Board at the Company’s 2015 annual meeting of stockholders and Trian Fund Management, L.P. (“Trian”) has entered into customary confidentiality arrangements with respect to the Company’s information. Mr. Peltz is a founding partner and the Chief Executive Officer of Trian and Mr. Frank is a Trian partner.

Mr. Peltz has been appointed to the Corporate Governance and Nominating Committee of the Board, and Mr. Frank has been appointed to the Compensation Committee and the Finance Committee of the Board. Each of Mr. Peltz and Mr. Frank will receive customary compensation from the Company for serving as a non-employee director, in accordance with the Company’s director compensation program as described in the Company’s proxy statement for its 2014 annual meeting of stockholders, filed with the Securities and Exchange Commission on October 8, 2014.

There are no transactions between Mr. Peltz or Mr. Frank and the Company that would be reportable under Item 404(a) of Regulation S-K.

Press Release

The press release issued by the Company and Trian on August 20, 2015 relating to the election of Mr. Peltz and Mr. Frank to the Board is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

(e) On August 20, 2015, the Compensation Committee (the “Committee”) of the Board approved incentive opportunities for certain officers of the Company under the Fiscal 2016 Management Incentive Program (the “2016 MIP”) and the Fiscal 2016-2018 Cash Performance Unit Program (the “2016-2018 CPU Program”), which programs were established pursuant to the Company’s 2013 Long-Term Incentive Plan.

Certain officers of the Company are eligible to receive cash payments under the 2016 MIP and the 2016-2018 CPU Program, including the following named executive officers:

•	William J. DeLaney – President and Chief Executive Officer;

•	Thomas L. Bené - Executive Vice President and Chief Commercial Officer; and

•	Wayne R. Shurts - Executive Vice President and Chief Technology Officer.

2016 Management Incentive Program

With respect to each participant in the 2016 MIP, the Committee established a target opportunity for fiscal 2016, which is expressed as a percentage of each participant’s fiscal 2016 annual base salary. The target opportunity under the 2016 MIP for each eligible named executive officer is as follows: Mr. DeLaney (150%), Mr. Bené (125%) and Mr. Shurts (100%).

Annual incentive payments earned under the 2016 MIP will be based 75% on the financial performance of the Company and 25% on the individual participant’s performance with respect to his or her own strategic bonus objectives (“SBOs”). The financial metrics related to Company performance are based on (i) operating income for fiscal 2016 as compared to projected, target operating income for the year, and (ii) sales growth and gross profit dollar growth for fiscal 2016 over the prior fiscal year, as compared to projected, target year over year growth. The financial metrics related to Company performance may be adjusted for certain extraordinary or non-recurring items. Each individual participant’s annual incentive payment will be calculated as follows:

•	(Participant’s Bonus Target Amount) x (Operating Income Bonus Percentage) x 50%

•	(Participant’s Bonus Target Amount) x (Sales Growth and Gross Profit Dollar Growth Percentage) x 25%

•	(Participant’s Bonus Target Amount) x (SBO Bonus Percentage) x 25%

Each of the above components for the annual incentive payment will be calculated and awarded independently. Each metric based on the Company’s financial performance has a possible payout between 0% and 200%, depending on the Company’s actual performance relative to established targets, and the individual SBO portion of the annual incentive payment has a possible payout of between 0% and 150%, depending on actual performance relative to established targets. Consequently, in the aggregate, the maximum incentive opportunity under the 2016 MIP would be 187.5% of an individual’s target opportunity. If performance with respect to any component does not meet the threshold level, a participant will not receive any payment with respect to that component.

2016-2018 Cash Performance Unit Program

The 2016-2018 CPU Program provides the opportunity for participants to earn cash incentive payments based on pre-established performance criteria over a performance period of three years. The Committee has established performance criteria for the 2016-2018 CPU Program based on Return on Invested Capital (“ROIC”), which is then adjusted up or down by up to 20% based on the Company’s Total Shareholder Return (“TSR”) relative to TSR for companies comprising the S&P 500 Index over the three-year performance period. Company goals for ROIC are set for each fiscal year within the three-year performance period, with the average of the results for each year being used to determine the total ROIC payout, prior to modification based on the Company’s TSR for the entire three-year performance period. Target ROIC for each of the fiscal years during the performance period will be established by the Committee within the first 90 days of each respective fiscal year, and calculations may be adjusted for certain extraordinary or non-recurring items.

Each cash performance unit (“CPU”) granted to participants as part of the 2016-2018 CPU Program has a par value of $1.00, but the ultimate value for each CPU will be determined at the end of the three-year performance period, with the payout amount for each CPU being a multiple of (i) a performance factor based on the Company’s average ROIC performance relative to target ROIC for each fiscal year, and (ii) up to a 20% adjustment based on the Company’s relative TSR for the three-year period. The ROIC performance factor could range from 0% to 150% based on the Company’s performance relative to target ROIC during each fiscal year. The Committee expects to grant awards of CPUs under the 2016-2018 CPU Program in November 2015.

Sysco’s Incentive Payment Clawback Policy

All payments received by participants under the 2016 MIP and the 2016-2018 CPU Program are subject to the Company’s incentive payment clawback policy that allows the Company to recoup payments in the event of a restatement of financial results (other than a restatement due to a change in accounting policy), within 36 months of the payment of a bonus under the program, if the Committee or the Company determines that the bonus paid to the participant would have been lower had it been calculated based on such restated results.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release dated August 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: August 25, 2015	By:	/s/ Russell T. Libby
Russell T. Libby Executive Vice President-Corporate Affairs, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release dated August 20, 2015